As filed with the Securities and Exchange Commission on February 29, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

AKERO THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	81-5266573
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

601 Gateway Boulevard, Suite 350 South San Francisco, CA	94080
(Address of Principal Executive Offices)	(Zip Code)

Akero Therapeutics, Inc. 2019 Stock Option and Incentive Plan

Akero Therapeutics, Inc. 2019 Employee Stock Purchase Plan

(Full title of the plans)

Andrew Cheng

President and Chief Executive Officer

601 Gateway Boulevard, Suite 350

South San Francisco, CA 94080

(Name and address of agent for service)

(650) 487-6488

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

STATEMENT OF INCORPORATION BY REFERENCE

This Registration Statement on Form S-8 is filed to register the offer and sale of (i) an additional 2,230,177 shares of the Registrant’s common stock, $0.0001 par value per share, to be issued under the Registrant’s 2019 Stock Option and Incentive Plan and (ii) an additional 410,803 shares of the Registrant’s common stock, $0.0001 par value per share, to be issued under the Registrant’s 2019 Employee Stock Purchase Plan, for which Registration Statements on Form S-8 relating to the same employee benefit plans are effective.

Pursuant to General Instruction E to Form S-8, the contents of the Registration Statements on Form S-8 filed by the Registrant on June 20, 2019 (File No.  333-232234), March 16, 2020 (File No. 333-237220), March 18, 2021 (File No. 333-254454), March  2, 2022 (File No. 263194), and March  17, 2023 (File No. 333-270662) related to the Registrant’s 2019 Stock Option and Incentive Plan and 2019 Employee Stock Purchase Plan are incorporated by reference, except to the extent supplemented, amended or superseded by the information set forth herein. Only those items of Form S-8 containing new information not contained in the earlier Registration Statements are presented herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits

Refer to the Exhibit Index on the next page for a list of exhibits filed as part of this registration statement, which Exhibit Index is incorporated herein by reference.

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

4.1	Fourth Amended and Restated Certificate of Incorporation (Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, as amended (File No. 001-38944)) as filed with the SEC on June 24, 2019.

4.2	Amended and Restated Bylaws (Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, as amended (File No. 001-38944)) as filed with the SEC on March 12, 2021.

4.4	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1/A, as amended (File No. 333-231747) as filed with the SEC on June 10, 2019).

5.1*	Opinion of Goodwin Procter LLP.

23.1*	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.

23.2*	Consent of Goodwin Procter LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on signature page).

99.1	2019 Stock Option and Incentive Plan and forms of award agreements thereunder (Incorporated by reference to Exhibit 10.2 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-231747)) as filed with the SEC on June 10, 2019.

99.2	2019 Employee Stock Purchase Plan (Incorporated by reference to Exhibit 10.3 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-231747)) as filed with the SEC on June 10, 2019.

107*	Filing Fee Table.

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on this 29th day of February, 2024.

AKERO THERAPEUTICS, INC.

By:	/s/ Andrew Cheng
Name: Andrew Cheng Title: President, Chief Executive Officer and Director

POWER OF ATTORNEY AND SIGNATURES

KNOW ALL BY THESE PRESENT, that each individual whose signature appears below hereby constitutes and appoints each of Andrew Cheng and William White as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following person in the capacities and on the date indicated.

Name	Title	Date

/s/ Andrew Cheng Andrew Cheng, M.D., Ph.D.	President, Chief Executive Officer and Director (Principal Executive Officer)	February 29, 2024

/s/ William White William White, J.D.	Executive Vice President, Chief Financial Officer and Head of Corporate Development (Principal Financial Officer and Principal Accounting Officer)	February 29, 2024

/s/ Judy Chou Judy Chou, Ph.D.	Director	February 29, 2024

/s/ Seth L. Harrison Seth L. Harrison, M.D.	Director	February 29, 2024

/s/ Jane P. Henderson Jane P. Henderson	Director	February 29, 2024

/s/ Tom Heyman Tom Heyman	Director	February 29, 2024

/s/ Mark Iwicki Mark Iwicki	Director	February 29, 2024

/s/ Graham Walmsley Graham Walmsley, M.D., Ph.D.	Director	February 29, 2024

/s/ Yuan Xu Yuan Xu, Ph.D.	Director	February 29, 2024